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Filed pursuant to Rule 424(b)(5)
Reg. Statement No. 333-193311

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

6.450% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share	3,000,000	$25.00	$75,000,000	$7,552.50(1)

Common Stock, $0.01 par value per share	11,637,000(2)

(1)
The filing fee of $7,552.50 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-193311 filed by the registrant on January 10, 2014.

(2)
Represents the maximum number of shares of common stock that could be issuable upon conversion of the 6.450% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share (the "series F preferred"), based on the share cap, as described in the prospectus supplement. Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of the series F preferred because no additional consideration will be received in connection with any conversion.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 10, 2014)

3,000,000 Shares

Sunstone Hotel Investors, Inc.

6.450% Series F Cumulative Redeemable
Preferred Stock
(Liquidation Preference $25.00 Per Share)

          We are offering 3,000,000 shares of our 6.450% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as our series F preferred. We will pay cumulative dividends on our series F preferred in the amount of $1.6125 per share each year, which is equivalent to 6.450% of the $25.00 liquidation preference per share. Dividends on our series F preferred sold in this offering will be payable quarterly in arrears on the 15th day of each of January, April, July and October of each year, commencing July 15, 2016. Our series F preferred is not subject to any sinking fund. Upon liquidation, dissolution or winding up, our series F preferred will rank senior to our common stock, par value $0.01 per share (the "common stock"), with respect to the payment of distributions.

          We are not allowed to redeem our series F preferred prior to May 17, 2021, except as described in the immediately following paragraph and in limited circumstances to preserve our status as a real estate investment trust, or REIT. On or after May 17, 2021, we may, at our option, redeem our series F preferred, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such series F preferred up to, but not including, the redemption date.

          In addition, upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the series F preferred, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

          If we exercise any of our redemption rights relating to the series F preferred, the holders of series F preferred will not have the conversion right described below. The series F preferred have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by the holders of series F preferred. Holders of our series F preferred will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other events.

          Upon the occurrence of a Change of Control, each holder of series F preferred will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the series F preferred) to convert some or all of the series F preferred held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per series F preferred to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series F preferred dividend payment and prior to the corresponding series F preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined herein); and

  •
  3.879, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

          The series F preferred ranks pari passu with our 6.950% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share.

          The series F preferred are subject to certain restrictions on ownership designed to preserve our qualification as a REIT for federal income tax purposes.

          We intend to file an application to list the series F preferred on the New York Stock Exchange ("NYSE") under the symbol "SHO PR F." If the application is approved, we expect trading of the series F preferred on the NYSE to commence within 30 days after the initial date of issuance.

          Investing in the series F preferred involves a high degree of risk. Before buying any series F preferred, you should carefully read the discussion of material risks of investing in the series F preferred under the heading "Risk Factors" beginning on page S-10 of this prospectus supplement and beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2015.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$25.00	$75,000,000
Underwriting discount	$0.7875	$2,362,500
Proceeds to Sunstone Hotel Investors, Inc. (before expenses)	$24.2125	$72,637,500

(1)
Plus accrued dividends, if any, from May 17, 2016.

          The underwriter expects that the shares will be delivered in global form through the book-entry delivery system of The Depository Trust Company on or about May 17, 2016.

Wells Fargo Securities

The date of this Prospectus Supplement is May 10, 2016.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our series F preferred. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of our series F preferred. The accompanying prospectus contains information about our securities generally, some of which does not apply to the series F preferred covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See "Incorporation of Certain Information by Reference" in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission, or the SEC. Neither we nor the underwriter has authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriter are making an offer to sell the series F preferred in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms "our," "us," "our company," "the company" and "we" as used in this prospectus supplement refer to Sunstone Hotel Investors, Inc. and its consolidated subsidiaries. We also use the term "Operating Partnership" to specifically refer to Sunstone Hotel Partnership, LLC and its consolidated subsidiaries in cases where it is important to distinguish between us and the Operating Partnership.

        This prospectus supplement and the accompanying prospectus contain registered trademarks that are the exclusive property of their respective owners, which are companies other than us. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees, has or will have any responsibility or liability for any information contained in this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the series F preferred by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained, or incorporated by reference, in this prospectus supplement or in the accompanying prospectus.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 3, 2016;

  •
  our Current Report on Form 8-K filed with the SEC on February 22, 2016 (but only with respect to Items 5.02 and 8.01), March 3, 2016, March 10, 2016, March 11, 2016, April 22, 2016 and April 29, 2016; and

  •
  all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus supplement and before the termination of this offering.

        We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC. The documents incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 3, 2016, contain important information about us.

        You should read "Incorporation of Certain Information by Reference" in the accompanying prospectus for information about how to obtain the documents incorporated by reference.

SUMMARY

        The information below is a summary of the more detailed information included elsewhere, or incorporated by reference, in this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing shares of our series F preferred. You should carefully read the "Risk Factors" section beginning on page S-10 of this prospectus supplement and beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2015 to determine whether an investment in our series F preferred is appropriate for you.

 Sunstone Hotel Investors, Inc.

        We were incorporated in Maryland on June 28, 2004. We are a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code. As of March 31, 2016, we had interests in 29 hotels, or our 29 hotels. Our 29 hotels are comprised of 13,850 rooms, located in 13 states and in Washington, D.C.

        Our primary business is to acquire, own, asset manage and renovate full-service hotel properties and select focus-service hotel properties in the United States. As part of our ongoing portfolio management strategy, we may also sell hotel properties from time to time. All but one (the Boston Park Plaza) of our 29 hotels are operated under nationally recognized brands such as Marriott, Hilton, Hyatt, Fairmont and Sheraton, which we believe are among the most respected and widely recognized brands in the lodging industry. While independent hotels may do well in strong market locations, we believe the largest and most stable segment of travelers prefer the consistent service and quality associated with nationally recognized brands and well-known independent hotels. Our portfolio primarily consists of urban, upper upscale hotels in the United States. As of March 31, 2016, our 29 hotels include two luxury hotels and 27 hotels classified as either upscale or upper upscale. The classifications luxury, upper upscale and upscale are defined by Smith Travel Research, an independent provider of lodging industry statistical data. Smith Travel Research classifies hotel chains into the following segments: luxury; upper upscale; upscale; upper midscale; midscale; economy; and independent.

        Our hotels are operated by third-party managers pursuant to long-term management agreements with our subsidiary, Sunstone Hotel TRS Lessee, Inc., or its subsidiaries. As of March 31, 2016, our third-party managers included: subsidiaries of Marriott International, Inc. or Marriott Hotel Services, Inc., managers of 11 of our 29 hotels; Interstate Hotels & Resorts, Inc., manager of six of our 29 hotels; Highgate Hotels L.P. and an affiliate, manager of three of our 29 hotels; Crestline Hotels & Resorts, Hilton Worldwide and Hyatt Corporation, each a manager of two of our 29 hotels; and Davidson Hotels & Resorts, Fairmont Hotels & Resorts (U.S.) and HEI Hotels & Resorts, each a manager of one of our 29 hotels.

        We have entered into a contract to sell our leasehold interest in the Sheraton Cerritos (the "Hotel") for a gross sale price of $42.0 million. The sale of the Hotel is expected to close during the second quarter of 2016. The potential buyer has deposited $2.0 million in non-refundable funds into escrow towards the purchase of the Hotel; however, the sale of the Hotel remains subject to the satisfactory completion of customary closing conditions. Accordingly, there can be no assurance that the sale of the Hotel will be completed in a timely manner or at all.

        Our headquarters are located at 120 Vantis, Suite 350, Aliso Viejo, California 92656, and our telephone number is (949) 330-4000.

 The Offering

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our series F preferred, see "Description of the Series F Preferred" in this prospectus supplement and "Description of our Capital Stock—Preferred Stock" on page 11 of the accompanying prospectus. We will contribute the net proceeds of the sale of our series F preferred to the Operating Partnership and the Operating Partnership will issue to us series F preferred units, the economic terms of which will be substantially similar to the series F preferred.

Issuer	Sunstone Hotel Investors, Inc.
Securities Offered	3,000,000 shares of our series F preferred.
Ranking	The series F preferred ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the series F preferred;

•

on parity with any class or series of our capital stock expressly designated as ranking on parity with the series F preferred, including the 6.950% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the series E preferred; and

• junior to any other class or series of our capital stock expressly designated as ranking senior to the series F preferred.

Any future authorization or issuance of a class or series of our capital stock expressly designated as ranking senior to the series F preferred would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of series F preferred.

Dividends

Investors that purchase our series F preferred in this offering will be entitled to receive cumulative cash dividends on the series F preferred, payable quarterly in arrears on the 15th day of each January, April, July and October of each year (or if not a business day, on the next succeeding business day), commencing July 15, 2016, at the rate of 6.450% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.6125 per annum per share). Any dividend payable on the series F preferred for any partial or longer dividend period (including the first dividend period after the sale of shares of series F preferred in this offering) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the series F preferred will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Generally, dividends paid by regular C corporations to persons or entities that are taxed as United States individuals are taxed for U.S. federal income tax purposes at the rate applicable to long-term capital gains, which is currently a maximum of 20%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our series F preferred, generally will continue to be taxed at regular ordinary income tax rates for such purposes, except to the extent that the special rules relating to qualified dividend income and capital gains dividends paid by a REIT apply. See "Supplemental Material U.S. Federal Income Tax Considerations" and the discussions under the heading "U.S. Federal Income Tax Considerations" contained in Exhibit 99.1 to our Current Report on Form 8-K filed on March 3, 2016.

Liquidation Preference

If we liquidate, dissolve or wind-up, holders of the series F preferred will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to, but not including, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the series F preferred as to liquidation rights. The rights of holders of series F preferred to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking senior to or on parity with the series F preferred as to liquidation, including our series E preferred.

Optional Redemption

We may not redeem the series F preferred prior to May 17, 2021, except as described below under "Special Optional Redemption" and in limited circumstances to preserve our status as a REIT. On and after May 17, 2021, the series F preferred will be redeemable at our option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends up to, but not including, the redemption date. Any partial redemption will be on a pro rata basis or by lot.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined in "Description of the Series F Preferred—Special Optional Redemption"), we may, at our option, redeem the series F preferred, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we exercise our redemption right (whether our optional redemption right or our special optional redemption right), you will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption

The series F preferred has no maturity date and we are not required to redeem the series F preferred at any time. Accordingly, the series F preferred will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of series F preferred have a conversion right, the holders of series F preferred decide to convert the series F preferred. The series F preferred is not subject to any sinking fund.

Further Issuances

We may classify and issue further series F preferred ranking equally and ratably with the series F preferred offered by this prospectus supplement in all respects, so that such further series F preferred will be consolidated and form a single series with the series F preferred offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise.

Limited Voting Rights

Holders of series F preferred will generally have no voting rights. However, if we are in arrears on dividends on the series F preferred for six or more quarterly periods, whether or not consecutive, holders of the series F preferred (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends and the dividend for the then current period with respect to the series F preferred and any other class or series of parity preferred stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material adverse changes to the terms of the series F preferred without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series F preferred and all other shares of any class or series ranking on parity with the series F preferred that are entitled to similar voting rights (voting together as a single class).

Among other things, we may, without any vote of the holders of the series F preferred, issue additional shares of series F preferred.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any series F preferred are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of series F preferred as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the series F preferred. We will mail (or otherwise provide) the reports to the holders of series F preferred within 15 days after the respective dates by which we would have been required to filed such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing

We intend to file an application to list the series F preferred on the NYSE under the symbol "SHO PR F." If the application is approved, we expect trading of the series F preferred on the NYSE to commence within 30 days after initial delivery of the series F preferred.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code. In order to assist us in meeting these requirements, among other purposes, no one person may own, actually or constructively, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our series F preferred or more than 9.8% in value of the aggregate of the outstanding shares of our classes of stock. See "Description of the Series F Preferred—Restrictions on Ownership and Transfer."

Conversion Rights

Upon the occurrence of a Change of Control, each holder of the series F preferred will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the series F preferred) to convert some or all of the shares of the series F preferred held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per series F preferred to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series F preferred dividend payment and prior to the corresponding series F preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and

• 3.879, or the Share Cap, subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration, as described in the prospectus supplement.

The Share Cap is subject to pro rata adjustments for any Share Splits (as defined below) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

If we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of the series F preferred will not have any right to convert the series F preferred in connection with the Change of Control Conversion Right (as defined below) and any of the series F preferred subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date," "Common Share Price" and "Share Split" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series F Preferred—Conversion Rights."

Except as provided above in connection with a Change of Control, the series F preferred are not convertible into or exchangeable for any other securities or property.

Notwithstanding any other provision of the series F preferred, no holder of the series F preferred will be entitled to convert such series F preferred for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the series F preferred. See "Description of Our Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $72.4 million, after deducting the underwriting discount and other estimated offering expenses payable by us. We will contribute the net proceeds from this offering to our Operating Partnership in exchange for series F preferred units, the economic terms of which are substantially similar to the series F preferred. The Operating Partnership will subsequently use the net proceeds from this offering, along with cash on hand, to repay in full the outstanding mortgage loan secured by the Renaissance Orlando at SeaWorld®, and, to the extent of any excess net proceeds, for general corporate purposes. See "Use of Proceeds."

Tax Considerations

The material federal income tax considerations of purchasing, owning and disposing of the series F preferred are summarized in "Supplemental Material U.S. Federal Income Tax Considerations" and under the heading "U.S. Federal Income Tax Considerations" contained in Exhibit 99.1 to our Current Report on Form 8-K filed on March 3, 2016.

Form	The series F preferred will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

RISK FACTORS

        See the information under the heading "Risk Factors" beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016, which information has been incorporated by reference into this prospectus supplement, and other information included in this prospectus supplement and the accompanying prospectus and reports we file from time to time with the SEC that we incorporate by reference herein for a discussion of factors you should carefully consider before deciding to invest in shares of our series F preferred. In addition to the risk factors incorporated by reference herein, please see the additional risk factors referenced below:

Our series F preferred has not been rated and is subordinated to our existing and future debt, and your interest could be diluted by the issuance of additional parity preferred securities and by other transactions.

        Our series F preferred has not been rated by any nationally recognized statistical rating organization, which may negatively affect its market value and your ability to sell it. It is possible that one or more rating agencies might independently determine to issue such a rating or that such a rating, if issued, could adversely affect the market price of our series F preferred. In addition, we may elect in the future to obtain a rating of our series F preferred, which could adversely impact their market price. Ratings only reflect the views of the rating agency or agencies issuing the ratings and they could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our series F preferred.

        The payment of amounts due on the series F preferred will be subordinated to all of our existing and future debt. We may also issue additional shares of series F preferred or additional preferred shares in the future which are on a parity with (or, upon the affirmative vote or consent of the holders of two-thirds of the outstanding series F preferred and each other class or series of preferred stock ranking on a parity with the series F preferred which are entitled to similar voting rights, voting as a single class, senior to) the series F preferred with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. In addition to our Series F preferred, as of the date of this prospectus supplement, we also have 4,600,000 shares of series E preferred outstanding, which is parity stock. Any of these factors may affect the trading price for the series F preferred.

As a holder of series F preferred, you have extremely limited voting rights.

        Your voting rights as a holder of series F preferred will be limited. Our shares of common stock are the only class carrying full voting rights. Voting rights for holders of series F preferred exist primarily with respect to adverse changes in the terms of the series F preferred, the creation of additional classes or series of preferred shares that are senior to the series F preferred and our failure to pay dividends on the series F preferred for six or more quarterly periods (whether or not consecutive).

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the series F preferred may make it more difficult for a party to take over our company or discourage a party from taking over our company.

        Upon a Change of Control, holders of our series F preferred will have the right (subject to our special optional redemption right) to convert some or all of their series F preferred into shares of our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the series F preferred. See "Description of the Series F Preferred—Special Optional Redemption" and "—Conversion Rights." Upon such a conversion, holders will be limited to a maximum number of shares equal to the Share Cap. If the Common Share Price is less than $6.445 (which is approximately 50% of the per-share closing sale price of our common stock on May 9, 2016), subject to adjustment, holders will receive a maximum of 3.879 shares of our common stock per share of series F preferred, which may result in a holder receiving value that is less than the liquidation preference of the series F preferred. In addition, those features of our series F preferred may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of shares of our common stock and series F preferred with the opportunity to realize a premium over the then current market price or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the series F preferred, listing on the NYSE does not guarantee a market for the series F preferred and the market price and trading volume of the series F preferred may fluctuate significantly.

        The series F preferred are a new issue of securities with no trading market. We intend to file an application to list the series F preferred on the NYSE. However, an active and liquid trading market to sell the series F preferred may not develop after the issuance of the series F preferred offered hereby or, even if it develops, may not be sustained. Because the series F preferred have no stated maturity date, investors seeking liquidity may be limited to selling their shares in the secondary market. If an active trading market does not develop, the market price and liquidity of the series F preferred may be adversely affected. Even if an active public market does develop, we cannot guarantee you that the market price for the series F preferred will equal or exceed the price you pay for your shares of series F preferred.

        The market determines the trading price for the series F preferred and may be influenced by many factors, including our history of paying dividends on the series F preferred, variations in our financial results, the market for similar securities, investors' perception of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. Because the series F preferred carry a fixed dividend rate, their value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. In particular, an increase in market interest rates may result in higher yields on other financial instruments and may lead purchasers of series F preferred to demand a higher yield on the price paid for the series F preferred, which could adversely affect the market price of the series F preferred.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering will be approximately $72.4 million, after deducting the underwriting discount and other estimated offering expenses payable by us. We will contribute the net proceeds that we receive to the Operating Partnership in exchange for series F Preferred units in the Operating Partnership, the economic terms of which are substantially similar to the series F preferred. The Operating Partnership will subsequently use those net proceeds, along with cash on hand, to repay in full the outstanding mortgage loan secured by the Renaissance Orlando at SeaWorld®, and to the extent of any excess net proceeds, for general corporate purposes. As of April 30, 2016, the mortgage loan secured by the Renaissance Orlando had an outstanding principal balance of approximately $72.8 million and bore interest at a rate of 5.52% per annum.

 SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those expressed or implied by these forward-looking statements. In evaluating these statements, you should specifically consider the risks outlined in detail under the heading "Risk Factors" in our Annual Report on Form 10-K, filed with the SEC on February 23, 2016, and under the heading "Risk Factors" on page S-10 of this prospectus supplement, and in the reports we file from time to time with the SEC and incorporated by reference herein, including, but not limited to, the following factors:

  •
  general economic and business conditions, including a U.S. recession or global economic slowdown, which may diminish the desire for leisure travel or the need for business travel, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry, internationally, nationally and locally;

  •
  our need to operate as a REIT and comply with other applicable laws and regulations;

  •
  rising hotel operating expenses, including the impact of the Patient Protection and Affordable Care Act;

  •
  relationships with, and the requirements and reputation of, our franchisors and hotel brands;

  •
  relationships with, and the requirements, performance and reputation of, the managers of our hotels;

  •
  the ground, building or air leases for eight of the 29 hotels held for investment as of March 31, 2016;

  •
  competition for the acquisition of hotels, and our ability to complete acquisitions and dispositions;

  •
  performance of hotels after they are acquired;

  •
  new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in our markets, which could harm our occupancy levels and revenue at our hotels;

  •
  competition from hotels not owned by us;

  •
  the need for renovations, repositionings and other capital expenditures for our hotels;

  •
  the impact, including any delays, of renovations and repositionings on hotel operations;

  •
  changes in our business strategy or acquisition or disposition plans;

  •
  our level of debt, including secured, unsecured, fixed and variable rate debt;

  •
  financial and other covenants in our debt and preferred stock;

  •
  our hotels and related goodwill may become impaired, or our hotels and related goodwill which have previously become impaired may become further impaired, in the future, which may adversely affect our financial condition and results of operations;

  •
  volatility in the capital markets and the effect on lodging demand or our ability to obtain capital on favorable terms or at all;

  •
  potential adverse tax consequences in the event that our operating leases with our taxable REIT subsidiaries are not held to have been made on an arm's-length basis;

  •
  system security risks, data protection breaches, cyber-attacks, including those impacting our hotel managers or other third parties, and systems integration issues; and

  •
  other events beyond our control, including potential terrorist attacks or civil unrest.

        These factors may cause our actual events to differ materially from the expectations expressed or implied by any forward-looking statement. We do not undertake to update any forward-looking statement.

DESCRIPTION OF THE SERIES F PREFERRED

        This description of the 6.450% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to as the series F preferred, supplements the description of the general terms and provisions of our stock, including preferred stock, contained in the accompanying prospectus. You should consult that general description for further information.

        General.    We are currently authorized to issue up to 100,000,000 shares of preferred stock in one or more classes or series. Each class or series will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law permit and our board of directors may determine by adoption of applicable articles supplementary to our charter.

        This summary of the terms and provisions of the series F preferred is not complete. Our board of directors will adopt articles supplementary designating the terms of the series F preferred, and you may obtain a complete copy of the articles supplementary designating the series F preferred by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our board of directors may authorize the issue and sale of additional series F preferred from time to time.

        We will apply to list the series F preferred on the NYSE under the symbol "SHO PR F." If the application is approved, we expect trading to commence within 30 days after initial delivery of the series F preferred.

        The transfer agent, registrar and disbursement agent for the series F preferred is American Stock Transfer & Trust Company, LLC.

        Ranking.    The series F preferred ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the series F preferred, on parity with any class of our capital stock expressly designated as ranking on parity with the series F preferred, including our 6.950% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share, which we refer to as series E preferred, and junior to any other class or series of our capital stock expressly designated as ranking senior to the series F preferred. Any future authorization or issuance of a class or series of our capital stock expressly designated as ranking senior to the series F preferred would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of series F preferred and all other shares of any class or series ranking on parity with the series F preferred that are entitled to similar voting rights (voting together as a single class).

        Dividends.    Subject to the preferential rights of any security senior to the series F preferred as to dividends, the holders of series F preferred are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.450% per annum of the $25.00 liquidation preference per share of the series F preferred (equivalent to an annual rate of $1.6125 per share of the series F preferred). Dividends will be payable quarterly in arrears on the 15th day of each January, April, July and October of each year (or if not a business day, on the next succeeding business day), commencing July 15, 2016. Dividends payable on the series F preferred for any partial or longer period (including the first dividend period after the sale of shares of series F preferred in this offering) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends on the series F preferred will accumulate as of the dividend payment date on which they first became payable. Dividends on the series F preferred will accrue whether or not:

  •
  we have earnings;

  •
  there are funds legally available for the payment of those dividends; or

  •
  those dividends are authorized or declared.

        Except as described in the next paragraph, unless full cumulative dividends on the series F preferred for all past dividend periods shall have been, or contemporaneously are, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set aside for payment, we will not:

  •
  declare or pay or set aside for payment of dividends, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or series E preferred, or any other class or series of stock ranking as to dividends on parity with or junior to the series F preferred for any period; or

  •
  redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or series E preferred, or any other class or series of stock ranking, with respect to dividends and upon liquidation, on parity with or junior to our series F preferred.

        The foregoing sentence, however, will not prohibit:

  •
  dividends payable solely in capital stock ranking junior to the series F preferred;

  •
  the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the series F preferred; and

  •
  our purchase of shares of series F preferred, preferred stock ranking on parity with the series F preferred as to payment of dividends or capital stock or equity securities ranking junior to the series F preferred pursuant to our charter to the extent necessary to preserve our status as a REIT.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to holders of our common stock or any other class or series of our stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, junior to the series F preferred, the holders of shares of series F preferred are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series F preferred, plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) up to, but not including, the date of payment. The rights of holders of series F preferred to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking senior or on parity with the series F preferred as to liquidation, including our series E preferred. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of series F preferred will have no right or claim to any of our remaining assets. Our consolidation, conversion or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

        Optional Redemption.    We may not redeem the series F preferred prior to May 17, 2021, except as described below under "—Special Optional Redemption" and "—Restrictions on Ownership and Transfer." On and after May 17, 2021, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem the series F preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Unless full cumulative dividends on all outstanding shares of series F preferred shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sufficient sum set aside for payment of all past dividend periods and the then-current dividend period, no shares of series F preferred shall be redeemed unless all outstanding shares of series F preferred are simultaneously redeemed. All shares of the series F preferred that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

        If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series F preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series F preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series F preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series F preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

        The holders of series F preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series F preferred on the corresponding payment date notwithstanding the redemption of the series F preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series F preferred to be redeemed.

        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, redeem the series F preferred, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the series F preferred (whether pursuant to our optional redemption right or our special optional redemption right), you will not have the conversion right described below under "—Conversion Rights."

        We will mail to you, if you are a record holder of the series F preferred, a notice of redemption no less than 30 days nor more than 60 days before the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any series F preferred except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of series F preferred to be redeemed;

  •
  the place or places where the certificates for the series F preferred are to be surrendered for payment;

  •
  that the series F preferred are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

  •
  that holders of the series F preferred to which the notice relates will not be able to tender such series F preferred for conversion in connection with the Change of Control and each series F preferred tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

  •
  that dividends on the series F preferred to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the outstanding shares of series F preferred, the notice of redemption mailed to each stockholder will also specify the number of shares of series F preferred that we will redeem from each shareholder. In this case, we will determine the number of outstanding shares of series F preferred to be redeemed on a pro rata basis or by lot.

        If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series F preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series F preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series F preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series F preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

        The holders of series F preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series F preferred on the corresponding payment date notwithstanding the redemption of the series F preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series F preferred to be redeemed.

        A "Change of Control" is when, after the original issuance of the series F preferred, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT LLC or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE MKT LLC or NASDAQ.

        Conversion Rights.    Upon the occurrence of a Change of Control, each holder of series F preferred will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the series F preferred as described under "—Optional Redemption" or "—Special Optional Redemption," to convert some or all of the shares of series F preferred held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of common stock per series F preferred (the "Common Share Conversion Consideration") equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of series F preferred to be converted plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series F preferred dividend payment and prior to the corresponding series F preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the "Conversion Rate"); and

  •
  3.879, or the Share Cap.

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a "Share Split") with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 11,637,000 shares of common stock (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

        In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of shares of series F preferred will receive upon conversion of such series F preferred the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the series F preferred will receive will be the form of consideration elected by the holders of the shares of common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of our series F preferred. Instead, we will pay the cash value of such fractional shares.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of series F preferred a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of shares of series F preferred may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Common Share Price;

  •
  the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the shares of series F preferred, you will not be able to convert shares of series F preferred and such shares of series F preferred will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of series F preferred;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of shares of series F preferred must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of series F preferred.

        To exercise the Change of Control Conversion Right, the holder of series F preferred will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the shares of series F preferred to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of shares of series F preferred to be converted; and

  •
  that the shares of series F preferred are to be converted pursuant to the applicable provisions of the series F preferred.

        The "Change of Control Conversion Date" will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of series F preferred.

        The "Common Share Price" will be (i) if the consideration to be received in the Change of Control by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash, the average of the closing price per share of common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

        Holders of series F preferred may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of series F preferred;

  •
  if certificated shares of series F preferred have been issued, the certificate numbers of the withdrawn shares of series F preferred; and

  •
  the number of shares of series F preferred, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the series F preferred are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

        Series F preferred as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of series F preferred, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of series F preferred that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of series F preferred will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividend thereon to, but not including, the redemption date.

        We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of series F preferred into shares of common stock. Notwithstanding any other provision of our series F preferred, no holder of our series F preferred will be entitled to convert such series F preferred for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the series F preferred. See "Description of Capital Stock— Restrictions on Ownership and Transfer" in the accompanying prospectus.

        These Change of Control conversion and redemption features may make it more difficult for or discourage a party from taking over our company. See "Risk Factors—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of our series F preferred may make it more difficult for or discourage a party from taking over our company."

        Except as provided above in connection with a Change of Control, the series F preferred are not convertible into or exchangeable for any other securities or property.

        No Maturity, Sinking Fund or Mandatory Redemption.    The series F preferred has no maturity date and we are not required to redeem the series F preferred at any time. Accordingly, the series F preferred will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or under circumstances where the holders of shares of series F preferred have a conversion right, the holders of shares of series F preferred decide to convert them. The series F preferred is not subject to any sinking fund.

        Limited Voting Rights.    Holders of the series F preferred generally do not have any voting rights, except as set forth below.

        If dividends on the series F preferred are in arrears for six or more quarterly periods, whether or not consecutive, holders of the shares of series F preferred (voting together as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting of stockholders and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (which we refer to as a preferred stock director), until all unpaid dividends and the dividend for the then current period with respect to the series F preferred and any other class or series of parity preferred stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such a case, the number of directors serving on the board of directors will be increased by two members. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until our next annual meeting and until their successors are duly elected and qualified or until such directors' right to hold the office terminates pursuant to the Termination Event (as defined below), whichever occurs earlier.

        If and when all accumulated dividends and the dividend for the current dividend period on the series F preferred and for all classes and series of preferred stock ranking on parity with series F preferred and upon which similar voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the series F preferred shall be immediately divested of the voting rights set forth above (subject to revesting in the event of each and every preferred dividend default) and, if all dividends in arrears and the dividends for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of parity preferred stock, the term and office of such preferred stock directors so elected will terminate immediately and the entire board of directors will be reduced accordingly (the "Termination Event").

        In addition, so long as any shares of series F preferred remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of series F preferred and each other class or series of preferred stock ranking on parity with the series F preferred with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up upon which similar voting rights have been conferred, voting as a single class, given in person or by proxy, either in writing or at a meeting:

  •
  authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series F preferred with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or

  •
  amend, alter or repeal the provisions of our charter or the terms of the series F preferred, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series F preferred;

        except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the series F preferred remains outstanding with the terms of the series F preferred materially unchanged or the holders of shares of series F preferred receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of series F preferred, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

        Furthermore, if the holders of the series F preferred receive the greater of the full trading price of the series F preferred on the date of an event described in the second bullet point immediately above or the $25.00 liquidation preference per share of series F preferred pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the series F preferred disproportionately relative to other classes or series of preferred stock ranking on parity with the series F preferred with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the series F preferred voting separately as a class, will also be required.

        Information Rights.    During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of series F preferred are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of series F preferred as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the series F preferred. We will mail (or otherwise provide) the reports to the holders of series F preferred within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

        Restrictions on Ownership and Transfer.    To qualify as a REIT under Sections 856 through 859 of the Code, we must meet certain requirements concerning the ownership of our outstanding shares of equity stock. Specifically, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year. Additionally, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        Our charter and articles supplementary for the series F preferred contain restrictions on the ownership and transfer of our capital stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. The articles supplementary for the series F preferred provide that, subject to the exceptions described below, no one person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our series F preferred. In addition, the relevant sections of our charter provide that, subject to certain exceptions, no one person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an "ownership limit" and collectively as the "ownership limits."

        Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the ownership limits and may from time to time increase or decrease the ownership limits, subject to certain limitations, if the board of directors determines that such exemption will not cause us to fail to qualify as a REIT under the Code. The person seeking an exemption from the ownership limits applicable to the series F preferred may be required to provide to our board of directors such representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in the articles supplementary) will result in such series F preferred being transferred to a charitable trust. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT. For a description of the consequences of having shares of stock, including series F preferred, transferred to a charitable trust, please see "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

        Ownership limits also apply to the shares of common stock and other classes of our capital stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus. Notwithstanding any other provision of the series F preferred, no holder of the series F preferred will be entitled to convert any shares of series F preferred into shares of common stock to the extent that receipt of shares of common stock would cause such holder or any other person to exceed the ownership limits applicable to shares of common stock contained in the charter.

        These ownership limitations could have the effect of precluding, and may be used to preclude, a third party from obtaining control over us.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This discussion is a supplement to, and is intended to be read together with, the discussions under the heading "U.S. Federal Income Tax Considerations" contained in Exhibit 99.1 to our Current Report on Form 8-K filed on March 3, 2016 (the "Form 8-K"), which superseded, in its entirety, the disclosure appearing under the heading "U.S. Federal Income Tax Considerations" on page 27 of the accompanying prospectus. This summary is for general information only and is not tax advice.

        The following discussion should follow the discussion under the heading "Taxation of Holders of Our Capital Stock—Taxable U.S. Stockholders Generally—Redemption or Repurchase by Us" in the Form 8-K.

        Conversion of Our Series F Preferred Stock into Common Stock.    Upon the occurrence of a Change of Control, each holder of series F preferred will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the series F preferred) to convert some or all of such holder's series F preferred into shares of our common stock or the Alternative Conversion Consideration—i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted the holder's series F preferred into shares of our common stock immediately prior to the effective time of the Change of Control (see "Description of the Series F Preferred—Conversion Rights"). Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our series F preferred into shares of our common stock. A U.S. stockholder's basis and holding period in the shares of common stock received upon conversion (other than shares received in exchange for accrued and unpaid dividends, discussed below) generally will be the same as those of the converted series F preferred (but the basis will be reduced by the portion of the U.S. stockholder's adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

        Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the series F preferred for more than one year. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and subject to tax treatment as described in "U.S. Federal Income Tax Considerations—Taxation of Holders of Our Capital Stock—Taxable U.S. Stockholders Generally—Distributions Generally" in the Form 8-K. A U.S. stockholder's basis in shares of common stock received in exchange for accrued and unpaid dividends will generally be equal to the amount of such accrued and unpaid dividends, and its holding period in such shares will begin on the day immediately following the date of the distribution.

        In addition, if a U.S. stockholder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder's shares of series F preferred, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration, and it may be a taxable exchange. U.S. stockholders converting their shares of series F preferred should consult their tax advisors regarding the U.S. federal income tax treatment of the consideration received upon such conversion.

 UNDERWRITING

        Subject to the terms and conditions contained in the underwriting agreement dated May 10, 2016, among us, our operating partnership, and Wells Fargo Securities, LLC, as the sole underwriter of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the 3,000,000 shares of series F preferred offered hereby.

        The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in the offering of shares to the public are subject to approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to purchase and accept delivery of all the shares if it purchases any of the shares offered for sale to the public.

        The underwriter proposes to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the shares to dealers at the public offering price less a concession fee not to exceed $0.50 per share. The underwriter may allow, and dealers may re-allow a concession not to exceed $0.45 on sales to other dealers. After the initial offering of the shares to the public, the underwriter may change the public offering price and concessions. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to withdraw cancel or modify offers to the public and reject any order in whole or in part.

        The following table shows the per share and total public offering price, the underwriting discount and proceeds before expenses to us.

	PER SHARE	TOTAL
Public offering price	$25.00	$75,000,000
Underwriting discounts and commissions paid by us	$0.7875	$2,362,500
Proceeds to us, before expenses	$24.2125	$72,637,500

        We estimate that our total expenses for this offering, excluding the underwriting discount, will be $250,000, payable by us.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and to contribute to payments the underwriter may be required to make in respect of any of those liabilities.

        For a period of 60 days after the date of this prospectus supplement, we have agreed that we will not offer, sell, contract to sell, pledge, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to series F preferred stock or any securities convertible into or exercisable or exchangeable for series F preferred stock, or publicly disclose the intention to do any of the foregoing or enter into swaps or similar arrangements having similar economic consequences without the prior written consent of the underwriter. The foregoing sentence shall not apply to the shares sold in this offering and certain other issuances.

        We expect that delivery of the shares of the series F preferred will be made to investors on May 17, 2016, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade series F preferred before their delivery hereunder will be required, by virtue of the fact that the series F preferred initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the series F preferred who wish to trade the series F preferred before their delivery hereunder should consult their own advisor.

        We intend to file an application to list the series F preferred on the NYSE under the symbol "SHO PR F." If listing is approved, we expect trading to commence within 30 days after initial delivery of the series F preferred.

        In connection with the offering, the underwriter may purchase and sell shares of our series F preferred in the open market. These transactions may include short sales and stabilizing transactions. Short sales involve syndicate sales of our series F preferred in excess of the number of shares to be purchased by the underwriter in the offering, which creates a syndicate short position. Stabilizing transactions consist of certain bids for or purchases of shares made for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the series F preferred to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the NYSE or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

        The underwriter and certain of its affiliates have in the past provided, are currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading and transfer agent services to us or our subsidiaries, for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

        In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter or certain of its affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include the underwriter or its affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the series F preferred offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the series F preferred. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, is a lender on our existing $400 million Senior Unsecured Revolving Credit Facility, with a commitment of $51 million. Wells Fargo Bank, N.A. is also a lender on our $85 million Senior Unsecured Term Loan with a total commitment of $30 million. To the extent that we use the net proceeds of this offering to reduce such indebtedness, such affiliate of the underwriter will receive its pro rata portion of such payments.

Notice to Prospective Investors in Canada

        The series F preferred may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the series F preferred must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the shares of series F preferred offered hereby and certain other matters relating to Maryland law will be passed on by Venable LLP of Baltimore, Maryland. Latham & Watkins LLP, Los Angeles, California, is our counsel and O'Melveny & Myers LLP, San Francisco, California, is counsel to the underwriter.

EXPERTS

        The consolidated financial statements of Sunstone Hotel Investors, Inc. appearing in Sunstone Hotel Investors, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Sunstone Hotel Investors, Inc.'s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

SUNSTONE HOTEL INVESTORS, INC.

Common Stock
Preferred Stock
Depositary Shares

        Sunstone Hotel Investors, Inc., or the Company, from time to time may offer to sell common stock and preferred stock, either separately or represented by depositary shares, in one or more offerings. The preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. The common stock of the Company is listed on the New York Stock Exchange, or NYSE, and trades under the ticker symbol "SHO." On January 9, 2014, the last reported sales price of our common stock on the NYSE was $13.31 per share.

        The Company may offer and sell any combination of these securities, in one or more offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities also may be offered hereunder by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus.

        This prospectus describes some of the general terms that may apply to certain of these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 10, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we or any selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the headings "Available Information" and "Incorporation of Certain Information by Reference."

        This prospectus does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below under the section entitled "Available Information." Forms of the articles supplementary and other documents establishing the terms of our securities are filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless this prospectus otherwise indicates or the context otherwise requires, when we refer to "we," "our" and "us" in this prospectus, we mean Sunstone Hotel Investors, Inc. and its consolidated subsidiaries. When we refer to "you" or "yours," we mean the holders of the applicable series of securities.

AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  (1)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 25, 2013 (including information specifically incorporated by reference therein from our Proxy Statement for our 2013 Annual Meeting filed with the SEC on March 25, 2013);

  (2)
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 8, 2013, August 7, 2013 and November 12, 2013, respectively;

  (3)
  Current Reports on Form 8-K filed with the SEC on January 25, 2013 (but only with respect to Item 2.01), February 1, 2013, February 19, 2013 (but only with respect to Item 5.02), April 29, 2013, May 6, 2013 (but only with respect to Items 2.01, 5.02, 5.07 and 9.01), July 2, 2013, November 1, 2013 and December 2, 2013 and our Current Reports on Form 8-K/A filed with the SEC on July 15, 2013 and July 17, 2013;

  (4)
  The description of the common stock included in our registration statement on Form 8-A, filed with the SEC on October 7, 2004, together with any amendment or report filed with the SEC for the purpose of updating such description;

  (5)
  The description of our Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed with the SEC on April 6, 2011; and

  (6)
  All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and before the termination of the offering described in this prospectus and the applicable prospectus supplement.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

  Sunstone Hotel Investors, Inc.
  Attn: Secretary
  120 Vantis, Suite 350
  Aliso Viejo, California 92656
  Telephone: (949) 330-4000

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our Quarterly Reports for the three months ended March 31, 2013, June 30, 2013 and September 30, 2013, any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

 RATIO OF COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS TO EARNINGS

        The following table shows the ratio of combined fixed charges and preferred dividends to earnings for us and our consolidated subsidiaries for the periods indicated. You should read these ratios of combined fixed charges and preferred dividends to earnings in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of combined fixed charges and preferred dividends to earnings	—	—	—	1.12	—	—	1.03
Deficiency of earnings to combined fixed charges and preferred stock dividends (in thousands)	$(371)	$(30,434)	$(28,601)	—	$(50,996)	$(6,954)	—

        We have computed the ratio of combined fixed charges and preferred dividends to earnings by dividing income (loss) from continuing operations before equity in (earnings) losses of unconsolidated joint ventures, interest expense and the interest portion of rental expense by fixed charges and preferred dividends. Fixed charges consist of interest expense and the interest portion of rental expense, whether expensed or capitalized and whether from continuing or discontinued operations. Interest expense includes interest expense incurred on our outstanding debt and capital lease obligations, accretion of our operating partnership's 4.60% exchangeable senior notes prior to the repurchase and redemption of all such notes in January 2013, amortization of deferred financing fees, any write-offs of deferred financing fees, gains or losses on derivatives and any loan penalties and fees incurred on our debt.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the provisions of securities we may offer, from time to time, and describes certain provisions of our charter and bylaws. For information on how to obtain copies of our charter and bylaws, see "Available Information."

COMMON STOCK

        Our charter provides that we are authorized to issue 500,000,000 shares of common stock, $0.01 par value per share. Our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

        The following summary description of our common stock is based on the provisions of our charter, bylaws and the applicable provisions of the MGCL. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our charter, bylaws and the MGCL.

        As of January 10, 2014, there were 182,868,111 shares of our common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol "SHO."

        Distributions.    Subject to provisions of law and the preferential rights of any other class or series of stock and the restrictions on transfer of stock as provided in our charter, the holders of our common stock are entitled to receive distributions when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. We will pay those distributions either in cash or otherwise in the amounts and on the date or dates designated by our board of directors.

        Liquidation Preference.    Upon the occurrence of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, and subject to the liquidation preferences of any outstanding class or series of stock, the holders of our common stock are entitled to receive their proportionate share of all assets available for distribution.

        Voting Rights.    Subject to the restrictions on transfer of stock in our charter and the separate voting rights of any other class or series of stock, holders of our common stock are entitled to one vote for each share of our common stock held on every matter submitted to a vote of stockholders. Except as otherwise required by the terms of any outstanding class or series of stock, the holders of our common stock have sole voting power. Holders of our common stock do not have cumulative voting rights in the election of directors, which means that the holders entitled to cast a majority of the votes entitled to be cast in the election of directors may elect all of the directors and the holders of the remaining shares of our common stock are not able to elect any directors.

        No Other Rights.    Holders of shares of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights and have no preemptive rights to subscribe for any of our securities.

        Transfer Agent.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company,  LLC.

        Restrictions on Ownership and Transfer.    To qualify as a real estate investment trust, or REIT, our charter contains certain restrictions as to ownership and transfer of our stock. For a summary of these restrictions, see "Description of Our Capital Stock—Restrictions on Ownership and Transfer" below.

 PREFERRED STOCK

        This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our charter, bylaws and the applicable provisions of the MGCL. The specific terms of any series of preferred stock will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our charter, including the articles supplementary relating to that series, and our bylaws. We will file the articles supplementary with the SEC and incorporate them by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

        Authorized Preferred Stock.    Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter also authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

        Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

  •
  the number of shares to be included in the series;

  •
  the annual dividend rate for the series and any restrictions or conditions on the payment of dividends or other distributions;

  •
  the redemption price, if any, and the qualifications and terms and conditions of redemption;

  •
  any sinking fund provisions for the purchase or redemption of the series;

  •
  if the series is convertible, the terms and conditions of conversion;

  •
  the amounts payable to holders upon our liquidation, dissolution or winding up; and

  •
  any other rights, preferences, voting powers, restrictions and limitations relating to the series.

        The board of directors' ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

        For a description of our issued and outstanding preferred stock, see "Description of Our Capital Stock—Preferred Stock."

        Specific Terms of a Series of Preferred Stock.    The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issuance. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

        The preferred stock will have the dividend, liquidation, redemption, voting, conversion and other rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. The applicable prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

  •
  the designation and par value per share;

  •
  the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the initial public offering price at which the preferred stock will be issued;

  •
  the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange rights; and

  •
  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        Rank.    Unless otherwise stated in the applicable prospectus supplement and our charter, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in a prospectus supplement, as long as our charter so permits.

        Dividends.    Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent described in the applicable prospectus supplement when, as and if authorized by our board of directors as declared by us, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

        Convertibility.    Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

        Redemption.    The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

        Liquidation.    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

        Voting Rights.    The holders of shares of preferred stock will have no voting rights, except:

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  as otherwise stated in the applicable prospectus supplement; or

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  as otherwise stated in the articles supplementary relating to the series of preferred stock.

        No Other Rights.    The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

  •
  as discussed above or in the applicable prospectus supplement;

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  as provided in our charter (including any articles supplementary); and

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  as otherwise required by law.

        Transfer Agent.    The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

        Restrictions on Ownership and Transfer.    To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions as to ownership and transfer of our stock. For a summary of these restrictions, see "Description of Our Capital Stock—Restrictions on Ownership and Transfer" below.

DEPOSITARY SHARES

        This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

        Fractional Shares of Preferred Stock.    We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If we elect to do so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share of preferred stock as described in the applicable prospectus supplement.

        Deposit Agreement.    The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary holder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary holders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary holders.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary holders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary holders.

        Withdrawal of Stock.    Upon surrender of depositary receipts at the depositary's office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary holders will be entitled to receive whole shares of the related series of preferred stock on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related series of preferred stock to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

        Redemption and Liquidation.    The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

        Voting.    Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary holders relating to those series of preferred stock. Each depositary holder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder's depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary holders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the applicable prospectus supplement.

        Amendment and Termination of Deposit Agreement.    We and the depositary will be permitted to amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, except as set forth in the applicable prospectus supplement, any amendment that significantly affects the rights of the depositary holders will not be effective unless a majority of the outstanding depositary holders approve that amendment. We or the depositary may terminate a deposit agreement only if:

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  we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

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  all preferred stock of the relevant series has been withdrawn; or

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  there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary holders.

        Charges of Depositary.    We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary holders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

        Miscellaneous.    Each depositary will forward to the relevant depositary holders all our reports and communications that we are required to furnish to preferred stockholders of any series.

        Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of the Company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity.

        Title.    The Company, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See "Legal Ownership and Book-Entry Issuance."

        Resignation and Removal of Depositary.    A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

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  be a bank or trust company having its principal office in the United States; and

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  have a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

COMMON STOCK

        For a description of our common stock, see "Description of Securities We May Offer—Common Stock."

PREFERRED STOCK

Series D Cumulative Redeemable Preferred Stock

        As of January 10, 2014, there were 4,600,000 shares of our 8.0% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, or our series D preferred, authorized, issued and outstanding.

        Rank.    The series D preferred ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the series D preferred, on parity with any class or our capital stock expressly designated as ranking on parity with the series D preferred and junior to any class or series of our capital stock expressly designated as ranking senior to the series D preferred. Any future authorization or issuance of a class or series of our capital stock expressly designated as ranking senior to the series D preferred would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of series D preferred.

        Dividends.    Subject to the preferential rights of any security senior to the series D preferred as to dividends, the holders of series D preferred are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.0% per annum of the $25.00 liquidation preference per share of the series D preferred (equivalent to an annual rate of $2.00 per share of the series D preferred). Dividends will be payable quarterly in arrears on the 15th day of each January, April, July and October of each year (or if not a business day, on the next succeeding business day). Dividends payable on the series D preferred for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends on the series D preferred will accumulate as of the dividend payment date on which they first became payable. Dividends on the series D preferred will accrue whether or not:

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  we have earnings;

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  there are funds legally available for payment of those dividends; or

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  those dividends are authorized or declared.

        Except as described in the next paragraph, unless full cumulative dividends on the series D preferred for all past dividend periods shall have been, or contemporaneously are, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set aside for payment, we will not:

  •
  declare or pay or set aside for payment of dividends, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or any other class or series of stock ranking as to dividends on parity with or junior to the series D preferred for any period; or

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  redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock, or any other class or series of stock ranking, with respect to dividends and upon liquidation, on parity with or junior to our series D preferred.

        The foregoing sentence, however, will not prohibit

  •
  dividends payable solely in capital stock ranking junior to the series D preferred;

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  the conversion into or exchange for other shares or series of capital stock ranking junior to the series D preferred; and

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  our purchase of shares of series D preferred, preferred stock ranking on parity with the series D preferred as to payment of dividends or capital stock or equity securities ranking junior to the series D preferred pursuant to our charter to the extent necessary to preserve our status as a REIT.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to holders of our common stock or any other class or series of our stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, junior to the series D preferred, the holders of shares of series D preferred are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series D preferred, plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) up to, but not including, the date of payment. The rights of holders of series D preferred to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking senior or on parity with the series D preferred as to liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of series D preferred will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

        Optional Redemption.    We may not redeem the series D preferred prior to April 6, 2016, except as described below under "—Special Optional Redemption" and "—Restrictions on Ownership and Transfer." On and after April 6, 2016, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem the series D preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Unless full cumulative dividends on all outstanding shares of series D preferred shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sufficient sum set aside for payment of all past dividend periods and the then-current dividend period, no shares of series D preferred shall be redeemed unless all outstanding shares of series D preferred are simultaneously redeemed. All shares of the series D preferred that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

        If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series D preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series D preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series D preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series D preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

        The holders of series D preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series D preferred on the corresponding payment date notwithstanding the redemption of the series D preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series D preferred to be redeemed.

        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, redeem the series D preferred, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the series D preferred (whether pursuant to our optional redemption right or our special optional redemption right), holders will not have the conversion right described below under "—Conversion Rights." If we redeem fewer than all of the outstanding shares of series D preferred, the notice of redemption mailed to each stockholder will also specify the number of shares of series D preferred that we will redeem from each stockholder. In this case, we will determine the number of outstanding shares of series D preferred to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

        If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series D preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series D preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series D preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series D preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

        The holders of series D preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series D preferred on the corresponding payment date notwithstanding the redemption of the series D preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series D preferred to be redeemed.

        A "Change of Control" is when, after the original issuance of the series D preferred, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE Amex or NASDAQ.

        Conversion Rights.    Upon the occurrence of a Change of Control, each holder of series D preferred will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the series D preferred as described under

"—Optional Redemption" or "—Special Optional Redemption," to convert some or all of the shares of series D preferred held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of common stock per series D preferred (the "Common Share Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of series D preferred to be converted plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series D preferred dividend payment and prior to the corresponding series D preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below) (such quotient, the "Conversion Rate"); and

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  4.9068, or the Share Cap.

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a "Share Split") with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 22,571,280 shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

        In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of shares of series D preferred will receive upon conversion of such series D preferred the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the series D preferred will receive will be the form of consideration elected by the holders of the shares of common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        Series D preferred as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of series D preferred, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of series D preferred that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of series D preferred will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividend thereon to, but not including, the redemption date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of series D preferred into shares of common stock. Notwithstanding any other provision of our series D preferred, no holder of our series D preferred will be entitled to convert such series D preferred for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the series D preferred. See "Description of Our Capital Stock—Restrictions on Ownership and Transfer."

        "Change of Control Conversion Date" means a business day set forth in our notice of Change of Control that is between 20 and 35 days after the date we provide such notice. "Common Stock Price" means (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by holders of our common stock is solely cash, and (ii) the average closing price per share of our common stock on the NYSE for the ten consecutive trading days immediately preceding the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash.

        Except as provided above in connection with a Change of Control, the series D preferred are not convertible into or exchangeable for any other securities or property.

        No Maturity, Sinking Fund or Mandatory Redemption.    The series D preferred has no maturity date and we are not required to redeem the series D preferred at any time. Accordingly, the series D preferred will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or under circumstances where the holders of shares of series D preferred have a conversion right, the holders of shares of series D preferred decide to convert them. The series D preferred is not subject to any sinking fund.

        Limited Voting Rights.    Holders of the series D preferred generally do not have any voting rights, except as set forth below.

        If dividends on the series D preferred are in arrears for six or more quarterly periods, whether or not consecutive, holders of the shares of series D preferred (voting together as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting of stockholders and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (which we refer to as a preferred stock director), until all unpaid dividends and the dividend for the then current period with respect to the series D preferred and any other class or series of parity preferred stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such a case, the number of directors serving on the board of directors will be increased by two members. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until our next annual meeting and until their successors are duly elected and qualified or until such directors' right to hold the office terminates pursuant to the Termination Event (as defined below), whichever occurs earlier.

        If and when all accumulated dividends and the dividend for the current dividend period on the series D preferred and for all classes and series of preferred stock ranking on parity with series D preferred and upon which similar voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the series D preferred shall be immediately divested of the voting rights set forth above (subject to revesting in the event of each and every preferred dividend default) and, if all dividends in arrears and the dividends for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of parity preferred stock, the term and office of such preferred stock directors so elected will terminate immediately and the entire board of directors will be reduced accordingly (the "Termination Event").

        In addition, so long as any shares of series D preferred remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of series D preferred and each other class or series of preferred stock ranking on parity with the series D preferred with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up upon which similar voting rights have been conferred, voting as a single class, given in person or by proxy, either in writing or at a meeting:

  •
  authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series D preferred with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or

  •
  amend, alter or repeal the provisions of our charter or the terms of the series D preferred, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series D preferred;

except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the series D preferred remains outstanding with the terms of the series D preferred materially unchanged or the holders of shares of series D preferred receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of series D preferred, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

        Furthermore, if the holders of the series D preferred receive the greater of the full trading price of the series D preferred on the date of an event described in the second bullet point immediately above or the $25.00 liquidation preference per share of series D preferred pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        To qualify as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, or the Code, we must meet certain requirements concerning the ownership of our outstanding shares of equity stock. Specifically, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year. Additionally, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of series D preferred or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an "ownership limit" and collectively as the "ownership limits." A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a "prohibited owner."

        The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding capital stock and thereby violate the applicable ownership limit.

        Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from any or all of the ownership limits if our board of directors determines that:

  •
  such waiver will not result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT; and

  •
  subject to certain exceptions, the person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

        As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations and undertakings as are reasonably necessary to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

        In connection with a waiver of an ownership limit or at any other time, our board of directors may, in its sole and absolute discretion, increase or decrease any or all of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person's actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock or could otherwise cause us to fail to qualify as a REIT.

        Our charter further prohibits:

  •
  any person from actually, beneficially or constructively owning shares of our stock that could result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs or that would result in us owning more than a 35% interest in any person which manages properties we own); and

  •
  any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

        Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

        Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift or devise, the market price (as defined in our charter) on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value (or, in the case of the series D preferred, purchase the shares at market price) in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the market price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

        The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee's sole discretion:

  •
  rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

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  recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person's actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request by us, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above. If we issue depositary shares at a future time, those depositary shares will be subject to the same ownership limitations and transfer restrictions with respect to the underlying preferred stock, and will also count toward the overall ownership limitations to the extent of the underlying preferred stock.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of the provisions of Maryland law applicable to us and of our charter and bylaws. For more detail, we refer you to Maryland law, including the MGCL, our charter and our bylaws.

Amendment of Charter and Bylaws

        Under Maryland law, a Maryland corporation generally cannot amend its charter, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provisions of our bylaws and make new bylaws, except with respect to amendments to the provisions of our bylaws regarding our opt out of the Maryland business combination and control share acquisition statutes.

Power to Reclassify Shares of Our Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Power to Authorize and Issue Additional Shares of Common Stock and Preferred Stock

        Our board of directors, with the approval of a majority of the entire board of directors and without stockholder approval, has the authority to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Our board of directors can cause us to issue additional shares without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Meetings of Stockholders

        Under our bylaws, annual meetings of stockholders are to be held each year at a date and time during the month of May as determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, our Chairman, our Chief Executive Officer or our President and must be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at a meeting. The date, time and place of any special meetings will be set by our board of directors or our Chairman, Chief Executive Officer or President as provided in our bylaws, whoever has called the meeting. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving of notice by the stockholder as required by the bylaws and at the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (x) pursuant to our notice of the meeting, (y) by or at the direction of our board of directors or (z) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving notice by the stockholder as required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Board of Directors

        Our board of directors currently consists of eight directors. Under our bylaws, the number of directors may be established by our board of directors from time to time but may not be fewer than the minimum number required by the MGCL (which currently is one) or more than fifteen. Under our charter and bylaws, we have elected to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors even if the remaining directors do not constitute a quorum.

        Our directors each serve until the next annual meeting and until their successors are elected and qualify and thus are subject to election annually. Directors will be elected by the vote of a majority of the votes cast in an uncontested election, and by a plurality of the votes cast in a contested election. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders entitled to cast a majority of the votes entitled to be cast in the election of directors will be able to elect all of the directors.

        Any vacancy will be filled, including any vacancy created by an increase in the number of directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director appointed to fill a vacancy shall hold office for the remainder of the full term of the directorship in which such vacancy occurred.

Removal of Directors

        Our charter provides that a director may be removed, with or without cause, upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon an affirmative majority vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

        Under Maryland law, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast on the matter. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation's stockholders. Maryland law also permits the merger of a 90% or more owned subsidiary with or into its parent corporation without stockholder approval if (1) the charter of the successor in the merger is not amended other than to change its name, the name or other designation or the par value of any class or series of its stock or the aggregate par value of its stock and (2) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which it is exchanged.

Business Combinations

        Maryland law prohibits "business combinations" between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

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  any person who beneficially owns 10% or more of the voting power of our stock; or

  •
  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

        A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

        After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

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  two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of the business combination provisions of the MGCL by resolution of our board of directors and our bylaws contain a provision providing that we may not opt in without approval of our stockholders.

Control Share Acquisitions

        With certain exceptions, the MGCL provides that "control shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the issue at any stockholders' meeting.

        If voting rights are not approved at the stockholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, nor does it apply to acquisitions approved or exempted by the corporation's charter or bylaws.

        Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. We may not repeal this provision without approval of our stockholders.

Maryland Unsolicited Takeover Act

        The MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

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  a classified board of directors;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

  •
  a majority requirement for the calling of a special meeting of stockholders.

        Our charter and bylaws (1) vest in our board of directors the exclusive power to fix the number of directorships and (2) require, unless called by our Chairman, Chief Executive Officer, President or board of directors, the request of holders entitled to cast not less than a majority of the votes entitled to be cast at a meeting to call a special meeting. We also have elected to be subject to the provisions of Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. We do not have a classified board of directors or require a two-thirds vote for removal of any director from our board of directors. Pursuant to Subtitle 8, our board of directors has adopted a resolution prohibiting us from electing to be subject to the provision of Subtitle 8 regarding a classified board of directors unless such election is first approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Limitation of Liability and Indemnification

        Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or series or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify (1) any present or former director or officer or (2) any individual who, while a director or officer and, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability arising from service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

        Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, against reasonable expenses incurred in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, we may not indemnify for an adverse judgment in a suit by or in the right of us or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

        In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

        If the resolutions of our board of directors and the applicable provisions in our bylaws exempting us from the business combination provisions and the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our charter on removal of directors and reclassifying our stock and the advance notice provisions of our bylaws and certain other provisions of our charter and bylaws and the MGCL could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.

REIT Status

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, the restrictions set forth in the section above entitled "Description of Our Capital Stock—Restrictions on Ownership and Transfer" will no longer apply.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of our capital stock. For purposes of this discussion, references to "we," "our" and "us" mean only Sunstone Hotel Investors, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice.

        The information in this summary is based on:

  •
  the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

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  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this summary. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this summary. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT or concerning the treatment of the capital stock that may be offered pursuant to this prospectus, and the statements in this summary are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        This summary assumes that our capital stock is held as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on your particular situation. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our capital stock in light of their personal investment or tax circumstances, or to holders who receive special treatment under the United States federal income tax laws except to the extent discussed specifically herein. Holders of our capital stock receiving special treatment include, without limitation:

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  banks, insurance companies or other financial institutions;

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  brokers or dealers in securities or commodities;

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  traders in securities;

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  expatriates and certain former citizens or long-term residents of the United States;

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  tax-exempt organizations;

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  persons who are subject to the alternative minimum tax;

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  persons who hold our capital stock as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

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  persons deemed to sell our capital stock under the constructive sale provisions of the Internal Revenue Code;

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  United States persons that have a functional currency other than the United States dollar;

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  except to the extent specifically discussed below, non-U.S. holders (as defined below); or

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  persons that are S corporations, REITs, regulated investment companies, partnerships or other pass-through entities.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of our capital stock or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of our capital stock, including the United States federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for United States federal income tax purposes; and

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  potential changes in applicable tax laws.

Taxation of the Company

General

        We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

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  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

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  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable year ended on December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset (as we expect occurred as a result of certain merger transactions entered into in connection with our initial public offering in October

    2004), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS has issued Treasury Regulations that generally exclude from the application of this built-in gains tax any gain from the sale of property acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Internal Revenue Code.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

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  Certain of our subsidiaries are taxable REIT subsidiaries, the earnings of which will be subject to United States federal corporate income tax.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in this prospectus under the heading "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See "—Failure to Qualify." If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies

        In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership's share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this summary, including the income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in "—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies."

        We have control of our operating partnership and most of the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries

        We may, from time to time, own interests in subsidiary corporations that are treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). A qualified REIT subsidiary is disregarded for purposes of the REIT asset tests, as described below in "—Asset Tests."

Ownership of Interests in Subsidiary REITs

        We own an indirect interest in Pension Holding Corporation ("Times Square Hotel REIT") which has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its initial taxable year ended December 31, 2007. Provided that Times Square Hotel REIT qualifies as a REIT, our interest in Times Square Hotel REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from Times Square Hotel REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, Times Square Hotel REIT must independently satisfy the various REIT qualification requirements described in this summary. If Times Square Hotel REIT were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to United States federal income tax. In addition, a failure of Times Square Hotel REIT to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary generally also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or (b) some types of temporary investments; and

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  Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We do not, and an actual or constructive owner of 10% or more of our capital stock, does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if the property to which the rents relate is a qualified lodging facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met, as described below. Our taxable REIT subsidiaries will be subject to United States federal income tax on their income from the operation of these properties.

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        Most or all of our rental income is derived from leases of hotels to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute "rents from real property," each lease must be respected as a true lease for federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that the each lease is a true lease for federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the Internal Revenue Service will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.

        Also, as described above, our taxable REIT subsidiaries may not operate or manage a lodging facility or provide rights to any brand name under which any lodging facility is operated. However, rents we receive from a lease of a hotel to our taxable REIT subsidiary will constitute "rents from real property" if the following conditions are satisfied:

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  First, the hotel must be a "qualified lodging facility." A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Accordingly, we will not be permitted to have gambling or wagering activity on the premises of any of our hotels or to earn income from gambling or wagering activities; and

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  Second, the hotel manager must be an "eligible independent contractor." An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified lodging facilities for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest in the contractor.

        We believe each hotel that we lease to our taxable REIT subsidiaries is a qualified lodging facility, and each hotel manager engaged by our taxable REIT subsidiaries to manage each hotel is an eligible independent contractor. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our hotel investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our hotels. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our hotels will qualify as "rents from real property."

        We generally do not intend, and as the managing member of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning its properties. We have made, and may in the future make, occasional sales of the properties consistent with our operating partnership's investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Like-Kind Exchanges

        We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us (including rent under our hotel leases) that are in excess of the amounts that would have been deducted based on arm's-length negotiations. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the difference between the rent, fees or interest actually paid and the amount of rent, fees or interest that would have been paid in an arm's-length transaction.

Asset Tests

        At the close of each calendar quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities (including securities of our taxable REIT subsidiaries) other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, any qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

        Fourth, not more than 25% (20% for our taxable years ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Our operating partnership owns 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries did not exceed 20% of the aggregate value of our gross assets in any taxable year ending on or before December 31, 2008, and we believe that since that time, the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 25% value limitation, the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

        In addition, we currently own and in the future may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the "Revenue Procedure") provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the Internal Revenue Service as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership or other subsidiaries treated as partnerships or disregarded entities for United States federal income tax purposes) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption /exchange rights. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in our operating partnership), we can cure this failure by disposing of sufficient nonqualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by the Internal Revenue Service. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by the Internal Revenue Service, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveling of stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, our "REIT taxable income" will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the ten-year period following our acquisition of such asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.

        In addition, our dividend distributions must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the operating agreement of our operating partnership authorizes us, as the managing member of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its members an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, or we have decided to retain our cash rather than distribute it, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

        If we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General

        All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future.

        Our ownership interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities. For example, an entity that would otherwise be classified as a partnership for United States federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We believe that each of our partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes, and we do not anticipate that any partnership or limited liability company in which we own a direct or indirect interest will be treated as a publicly traded partnership which is taxable as a corporation. However, if such an entity were taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Allocations of Income, Gain, Loss and Deduction

        The operating partnership agreement generally provides that items of operating income will be allocated to holders of preferred units to the extent of the accrued preferred return on their preferred units and then to the holders of common units in proportion to the number of common units held by each such unitholder. Items of operating loss will generally be allocated first to the holders of common units in proportion to the number of common units held to the extent of their capital accounts, then to the holders of preferred units in proportion to their preferred units held to the extent of their capital accounts, and thereafter to holders of common units. From time to time, certain limited partners may have the opportunity to guarantee debt of our operating partnership under limited circumstances. As a result of any such guaranties, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss by our operating partnership, which net loss would have otherwise been allocable to us. Any allocations of income or loss, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for United States federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in the operating agreements of the operating partnership and each of the other entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

        Appreciated property may be contributed to our operating partnership in exchange for interests in our operating partnership. Treasury Regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership may agree to use the "traditional method" to account for book-tax differences for any such properties contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (a) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (b) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (b) above might cause us or the other partners in our operating partnership to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements.

        In addition, the operating partnership has made an election under Section 754 of the Internal Revenue Code. Accordingly, our proportionate share of the basis of the assets held by the operating partnership were "stepped up" to fair market value to the extent of the portion of our interest in the operating partnership that was purchased from Sunstone Hotel Investors, L.L.C., Sunstone/WB Hotel

Investors IV, LLC, Sunstone/WB Manhattan Beach, LLC and WB Hotel Investors, LLC (as opposed to the portion that was acquired directly from the operating partnership in connection with the initial public offering of our common stock in 2004). Our remaining share of the operating partnership's basis in its assets, however, was not adjusted in connection with the initial public offering and was generally less than the fair market value of the hotels as of the date of the initial public offering. As a result, (a) our depreciation deductions with respect to our hotels will be less than the depreciation deductions that would have been available to us had our tax basis been equal to the fair market value of the hotels as of the date of the initial public offering and (b) we could be allocated taxable gain upon a sale of these hotels in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Holders of Our Capital Stock

        The following summary describes certain of the United States federal income tax consequences of owning and disposing of our capital stock.

Taxable U.S. Stockholders Generally

        If you are a "U.S. holder," as defined below, this section or the section entitled "Tax-Exempt Stockholders" applies to you. Otherwise, the section entitled "Non-U.S. Stockholders," applies to you.

Definition of U.S. Holder

        A "U.S. holder" is a beneficial holder of our capital stock who is:

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  an individual citizen or resident of the United States;

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  a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        A "non-U.S. holder" is a beneficial holder of shares of our capital stock who is not a U.S. holder.

Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        U.S. holders that receive taxable stock dividends, including dividends partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any dividend payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such U.S. holder could have a capital loss with respect to the capital stock sale that could not be used to offset such dividend income. A U.S. holder that receives capital stock pursuant to a distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential tax rates. See "—Tax Rates" below. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for United States federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of capital stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock

        If a U.S. holder sells or disposes of shares of our capital stock, except as set forth below under "—Redemption or Repurchase by Us," it generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of capital stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

        A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits, generally at ordinary income rates, unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the U.S. holder;

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  results in a "complete termination" of the U.S. holder's stock interest in us; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received, and will be treated as described under "Taxation of Holders of Our Capital Stock—Taxable U.S. Stockholders Generally—Distributions Generally." A U.S. holder's adjusted tax basis in the redeemed or repurchased shares of the stock will be transferred to the U.S. holder's remaining shares of our stock, if any. If the U.S. holder owns no other shares of our stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the United States federal income tax consequences associated with a redemption of our stock.

        If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "Taxation of Holders of Our Capital Stock—Taxable U.S. Stockholders Generally—Dispositions of Our Capital stock."

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain "capital gain dividends," is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

        Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.

Foreign Accounts

        Certain payments made to "foreign financial institutions" in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock. See "—Non-U.S. Stockholders—Foreign Accounts."

Information Reporting and Backup Withholding

        We report to our U.S. holders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A

U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See "—Non-U.S. Stockholders."

Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." We do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our capital stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally

        Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S.

holder of a United States trade or business (through a United States permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our stock, but rather will reduce the non-U.S. holder's adjusted basis of such stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

  •
  a lower treaty rate applies and the non-U.S. holder files with us an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  •
  the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

        Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

  (1)
  the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business (through a United States permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains (reduced by certain capital losses).

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of "U.S. real property interests," or USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to non-U.S. holders that is designated as a capital gain dividend, or, if greater, 35% of any distribution to non-U.S. holders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's federal income tax liability. However, any distribution with respect to any class of stock that is "regularly traded" on an established securities market is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained net capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual United States federal income tax liability, provided that the non-U.S. holder furnishes required information to the Internal Revenue Service on a timely basis.

Sale of Our Capital Stock

        Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA. Our capital stock will not constitute a United States real property interest so long as we are a domestically-controlled qualified investment entity. A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges our capital stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

  (1)
  shares of such class of capital stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. holder owned, actually and constructively, 5% or less of the outstanding shares of such class of capital stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our capital stock were subject to United States taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

        In addition, if the sale or exchange of our capital stock were subject to taxation under FIRPTA, and shares of such class of capital stock were not then "regularly traded" on an established securities market, the purchaser of such stock generally would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our capital stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Information Reporting and Backup Withholding

        Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-U.S. holder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

        Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Foreign Accounts

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as defined in the Internal Revenue Code) and certain other non-U.S. entities (including payments to U.S. holders that hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock, which are paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, in order to avoid the imposition of such withholding, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these provisions may be subject to different rules.

        Under the applicable Treasury Regulations and IRS guidance, the withholding provisions described above will generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and holders of our capital stock may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the United States federal income tax consequences discussed above. In addition, a holder's state and local tax treatment may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

SELLING SECURITYHOLDERS

        If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

 PLAN OF DISTRIBUTION

        We, or selling securityholders, may sell the offered securities on a delayed or continuous basis through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. As used herein, the term "selling securityholder" includes pledgees, donees, transferees or other successors-in-interest that receive the applicable offered securities from a selling securityholder as a gift, distribution or other transfer (including a purchase) after the date of this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize broker-dealers acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters and agents may be deemed to have received compensation from us in the form of discounts or commissions and may also receive commissions from purchasers of securities. Underwriters and agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, agents and/or commissions from the purchasers.

        Any discounts or commissions paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, any offered securities issued hereunder will be a new issue with no established trading market (other than our common stock and our series D preferred, each of which is listed on the NYSE). If we sell any shares of our common stock or additional shares of our series D preferred pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the offered securities from us at the public offering price set forth in the applicable prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        In connection with the distributions of securities of selling securityholders, the selling securityholders, underwriters, selling group members and their respective affiliates may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume, (ii) sell our securities short and deliver the securities of the selling securityholders to close out such short positions, (iii) enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of securities offered by the selling securityholder, which they may in turn resell or (iv) pledge securities to a broker-dealer or other financial institution, which, upon a default by the selling securityholder under the transaction to which such pledge relates, they may in turn resell.

        In addition, the selling securityholders may sell securities pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(1) of the Securities Act, rather than pursuant to an applicable prospectus supplement and this prospectus. In effecting sales, broker-dealers or agents engaged by us or the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders.

        To facilitate the offering of any offered securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of such offered securities. This may include over-allotments or short sales of such offered securities, which involves the sale by persons participating in the offering of more such offered securities than we or the selling securityholders, as applicable, sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising any option to purchase additional securities that we or the selling securityholders, as applicable, may grant. In addition, these persons may stabilize or maintain the price of such offered securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if offered securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of such offered securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

 LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        Unless otherwise mentioned in the prospectus supplement, securities will be issued in the form of one or more global certificates, or global securities, registered in the name of a depositary or its nominee. Unless otherwise mentioned in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities except as mentioned below or in the applicable prospectus supplement. Unless definitive securities are issued under the limited circumstances described below,

  •
  all references in this prospectus or any prospectus supplement to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants; and

  •
  all references to payments and notices to holders refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

        DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under Section 17A of the Exchange Act and that it was created to hold securities for its participating organizations and to facilitate clearance and settlement of securities transactions among its participants through electronic book-entry. This eliminates the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as these payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward these payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar or transfer agent as registered holders of the securities entitled to the benefits of our charter and/or the applicable deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        Under the rules, regulations and procedures governing DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

        Because DTC can act only on behalf of participants, the ability of a beneficial owner of securities issued in global form to pledge those securities to non-participants may be limited due to the unavailability of physical certificates for these securities. Beneficial owners may also be unable to sell interests in their securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under its certificate of incorporation or the relevant deposit agreement only at the direction of one or more participants to whose accounts with DTC those securities are credited.

        Unless otherwise mentioned in the applicable prospectus supplement, a global security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when it is required to be so registered;

  •
  We execute and deliver to the relevant registrar, transfer agent, trustee and/or depositary an order complying with the requirements of our charter and bylaws or the relevant deposit agreement that this global security shall be so exchangeable; or

  •
  There has occurred and is continuing a default in the payment of any amount due in respect of the securities.

        In these circumstances, the global security will be exchangeable for securities registered in the names that DTC directs.

        DTC will generally not be required to notify its participants of the availability of definitive securities. When DTC surrenders the global security and delivers instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities.

        Except as described above, a global security may not be transferred except as a whole to DTC or another nominee of DTC, or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

        None of the Company, any registrar and transfer agent or any depositary, or any of their agents, will have any responsibility for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

 LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Venable LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Latham & Watkins LLP, Los Angeles, California, is our counsel with respect to tax and other matters relating to the securities.

EXPERTS

        The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2012 (including the schedules appearing therein), and the effectiveness of the Company's internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

3,000,000 Shares

Sunstone Hotel Investors, Inc.

6.450% Series F Cumulative Redeemable
Preferred Stock

(Liquidation Preference $25.00 Per Share)

Wells Fargo Securities

May 10, 2016